UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           August 25, 2009

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 1529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2009, Cowlitz Bancorporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is currently not in compliance with Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rule”) because the Company had not filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”) in a timely manner. Under Nasdaq rules, the Company now has 60 calendar days, or until October 19, 2009, to submit a plan to Nasdaq to regain compliance with the Listing Rule. If the plan is accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 16, 2010, to regain compliance. The Company anticipates that it will file its plan to regain compliance with the Listing Rule prior to the expiration of the 60-day period and intends to take all appropriate actions to regain compliance.

The Company issued a press release announcing its receipt of the letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date: August 25, 2009	By:	/s/ Gerald L. Brickey
Gerald L. Brickey
Chief Financial Officer